10.1
LOAN AGREEMENT
Dated as of October 26, 2020
between
The Dixie Group, Inc., a Tennessee Corporation

and

TDG Operations, LLC,
a Georgia Limited Liability Company

"Borrowers"
and
AmeriState Bank,
an Oklahoma state banking corporation
"Bank"

10.1
LOAN AGREEMENT

    THIS LOAN AGREEMENT ("Loan Agreement"), dated effective as of October 26, 2020, is entered into by and between The Dixie Group, a Tennessee corporation, and TDG Operations, LLC, a Georgia limited liability company (collectively, the "Borrowers"), and AmeriState Bank, an Oklahoma state banking corporation (the "Bank").

RECITALS:
A.Borrowers have requested that the Bank loan to Borrowers the principal sum of $10,000,000.00, with a final maturity date of October 26, 2045.
B.The Bank is willing to so establish a term loan in the stated principal amount of $10,000,000.00, with a final maturity date of October 26, 2045 (the "Term Loan").
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties agree as follows:
Article I.
CERTAIN DEFINITIONS
When used herein, the following terms shall have the following meanings:
“Change of Control” means that (a) Permitted Holders fail to own and control, directly or indirectly, the Stock of The Dixie Group, Inc. representing the right to vote 20% of the total voting rights for the election of members of its Board of Directors, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the Stock of The Dixie Group, Inc. representing the right to vote 35% of the total voting rights for the election of members of the Board of Directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) The Dixie Group, Inc. fails to own and control, directly or indirectly, 100% of the Stock of TDG Operations, LLC other than by merger of TDG Operations, LLC into The Dixie Group, Inc..
"Closing" or "Closing Date" shall mean October 26, 2020.
"Collateral" shall have the meaning assigned to that term in Section 3.1 of this Agreement.
“Continuing Director” means (a) any member of the Board of Directors who was a director of The Dixie Group, Inc on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for

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election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of The Dixie Group, Inc. and whose initial assumption of office resulted from such contest or the settlement thereof.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Debt Service Ratio" means the ratio of net operating income plus depreciation, amortization expense and interest on debt service (“Adjusted Operating Income”) to total debt service.
"Dollar," "Dollars" and the symbol "$" shall mean lawful currency of the United States of America.
"Environmental Laws" shall mean Laws, including without limitation federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.
"Event of Default" shall mean any of the events specified in Section 8.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.
"GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those principles so applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.
"Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
"Guarantor" shall mean James Randolph, Jr. and Brandy Randolph.
"Indebtedness" means and include any and all: (i) indebtedness, obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Loan Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Note, outstanding standby/performance letters of credit issued by the Bank for the Borrowers’ account, if any, and all lawful interest, loan closing fees, service fees, letter of credit fees, facility fees, commitment fees and other similar charges, and all reasonable costs and expenses incurred in connection with the negotiation, preparation, closing, filing and recording of the Loan Documents, including attorney’s fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Bank, including attorney’s fees, in enforcing or attempting to enforce collection of any Indebtedness and in

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enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the interest rate provided in the Note; (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Loan Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Note together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the rate of interest specified for the Note; (iv) all overdraft items, return items and ACH obligations and liabilities of the Borrowers owing to the Bank from time to time; and (v) all "Indebtedness", "Obligations" or "Secured Obligations or "Secured Indebtedness" as said terms are defined in the Loan Documents.
"Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.
"Lien" shall mean any pledge, security interest, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction)
"Loan Documents" means this Loan Agreement, the Note, the Security Instruments, the Borrowers’ Certifications, and any other applicable security agreements, pledge agreements, subordination agreements, financing statements and all other documents, instruments and certificates and resolutions executed and delivered to the Bank by the Borrowers pursuant to the terms, provisions and conditions of this Loan Agreement.
"Material Adverse Effect" means a material negative effect on or material impairment of (i) the validity or enforceability of any Loan Document or the rights, benefits or remedies of the Bank under any Loan Document, (ii) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrowers, or (iii) the ability of the Borrowers to perform or fulfill its obligations under the Loan Documents.
"Mortgaged Premises" means the real property and premises more particularly described on Exhibit A and Exhibit B attached hereto.
"Note" shall mean the Term Note described in Section 2.2 of this Loan Agreement, together with each and every extension, renewal, modification, rearrangement, replacement, substitution, consolidation and change in form of either thereof which may be from time to time and for any term or terms effected.
"Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

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"Permitted Encumbrances" shall mean:
(i)    liens, if any, granted to Bank to secure the Indebtedness;
(ii)    pledges or deposits to secure the payment of workers' compensation insurance, or funds in connection with workers' compensation, unemployment insurance, pension or social security programs;
(iii)    materialman's, mechanics' or warehousemen's liens, and other liens arising in the ordinary course of business where payment is not yet due or which is being contested in good faith or for which adequate cash reserves have been made;
(iv)    tax liens, assessments, or other governmental levies imposed, if the same are not yet due and payable, or if the same are being contested in good faith and for which adequate cash reserves have been made; and
(v)    liens from good faith deposits to secure public or statutory obligations and deposits such as lease rental deposits, sureties, stays, appeal bonds, customs bonds, or the like, customs, duties or similar charges.
“Permitted Holder” means Daniel K. Frierson, his family and their respective spouses, children, grandchildren and any trusts for the sole benefit of any of the foregoing Persons.
"Polluting Substances" shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in any Environmental Law(s) provided, in the event any Environmental Law(s)is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous RCRA/HSWA material," "solid waste" or "toxic substance" which is broader than that specified in any such Environmental Law(s), such broader meaning shall apply.
"Requirement of Law" means, as to any Person, any requirement or provision of the charter or organization documents of such Person, or of any law, statute, rule, regulation, code or ordinance, or of any order, decree, judgment, injunction or other determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material properties is subject.
"Security Agreement" shall mean the Security Agreement as described in Article III.
"Security Instruments" means all financing statements, mortgages, assignments, security agreements, pledge agreements, documents or writings of any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the

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Bank with a security interest in the Collateral as security for the repayment of all or any part of the Indebtedness.
“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrowers.
"Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.
"Term Note" shall have the meaning assigned to it in Section 2.2.
"Term Loan" shall have the meaning assigned to it in Recital B, above.
"Term Loan Maturity Date" shall mean October 26, 2045 (insofar as the Term Loan is concerned), unless otherwise extended in writing by the Bank.
"Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.
Article II.
COMMITMENTS
2.1    Loan Commitment. The Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make a loan in the principal amount of $10,000,000.00 (hereinafter referred to as the "Commitment") which sum shall be utilized by Borrowers as follows:
A.to refinance debt                  $ 9,432,500

B.    for fees and costs associated with the Term Loan $ 567,500 and the transactions contemplated hereby
2.2    Term Note. On the Closing Date, the Borrowers shall execute and deliver to the order of the Bank the Borrowers’ Term Note in the principal amount of $10,000,000.00, as extended, renewed, restated, changed in form, rearranged, consolidated or otherwise modified from time to time. All of the payment terms related to Borrowers’ Term Note including the applicable

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interest rate and rate adjustments, payment amounts and due dates and prepayment provisions shall be as set forth in the Term Note executed by Borrowers in favor of Bank of even date herewith, the terms of which are expressly incorporated by reference herein.
2.3    Loan Origination Fee. The Borrowers agrees to pay Lender at closing a loan origination fee equal to $150,000.00.
Article III.
SECURITY
3.2    Collateral. The repayment of the Indebtedness shall be secured by a first priority and senior mortgage lien encumbering the interest of Borrower, TDG Operations, LLC (which is intended and represented by Borrowers to comprise 100% of the Mortgaged Premises) in the Mortgaged Premises, pursuant to that certain Real Estate Mortgage, Security Agreement, Assignment of Rents, and Fixture Filing (the “Mortgage”) from the Borrower, TDG Operations, LLC, as mortgagor, to and in favor of the Bank, as mortgagee and secured party, dated effective as of even date herewith covering the Mortgaged Premises (such instrument, together with all future amendments, supplements, restatements, extensions and other modifications thereof, collectively, the "Collateral").
3.3    Additional Collateral. If, at any time during the term of this Agreement, Bank, in good faith, believes that there has occurred a Material Adverse Effect, including the payment, when due, of any of the payments due or to become due on the term Note, or of Bank's ability to protect its interests under this Agreement by reliance on its rights under this Agreement and any of the Collateral documents, Borrowers will, within thirty (30) days after Bank's request, provide such additional collateral as Bank shall require to bring the loan to value ratio back to no more than 80%. Borrowers will execute all documents and instruments that are required to perfect Bank's security interest in such additional collateral. The security interest in any such additional collateral will secure all of the Indebtedness.
3.4    Fixture Filings. The Bank is authorized to file such fixture filings, notices and other documents and instruments as it shall deem necessary or appropriate to perfect and continue the perfection of the security interests created by the Security Instruments. The Borrowers hereby acknowledges that all of the Collateral is granted to the Bank as security for the repayment of all of the Indebtedness and obligations of the Borrowers to the Bank. If any portion of the Indebtedness remains unsatisfied, the Bank shall retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding.
3.5    Additional Documents or Instruments. The Borrowers agrees to deliver to the Bank such other reports, certificates, data and writings the Bank may request to evidence, perfect, more fully evidence or perfect or evaluate the Bank's continuing security interest in the Collateral.

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Article IV.
CONDITIONS PRECEDENT TO LOANS
4.1    Conditions Precedent to Initial Loan. The obligation of the Bank to make the advance under the Loan Commitment is subject to the satisfaction of all of the conditions and requirements set forth in the Form 4279-3, Conditional Commitment, and Attachments to Form RD 4279-3, issued by the United States Department of Agriculture, Rural Development dated August 28, 2020, the terms and conditions of which are incorporated herein as if fully set forth (such document shall be referred to herein as the "USDA Approval"). Additionally, Bank's obligation to make the advance under the Loan Commitment is subject to the following:
A.No Default. No Event of Default or Default shall exist on the Closing Date.
B.    Representations and Warranties. The representations, warranties and covenants set forth in Article VII shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.
C.    Borrowers’ Certificate. The Borrowers shall have delivered to the Bank a Certificate, dated as of the Closing Date, certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 4.1, (ii) that the Borrowers has performed and complied with all of the conditions and requirements of the USDA Approval and any other agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of any officer of the Borrowers authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Loan Agreement, and (iv) to such other matters in connection with this Loan Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.
D.    Loan Documents/Security Instruments. The Borrowers shall have delivered to the Bank the Loan Agreement, Mortgage, and other Loan Documents, appropriately executed by all parties, witnessed and acknowledged to the satisfaction of the Bank and dated as of the Closing Date, together with such financing statements, and other documents as shall be necessary and appropriate to perfect the Bank’s security interests in the Collateral covered by said Security Instruments.
E.    Note. The Borrowers shall have delivered the Term Note to the order of the Bank, appropriately executed.
F.    Fees and Costs. The Borrowers shall have paid all fees and expenses in connection with the transactions contemplated by this Agreement and the USDA Approval including but not limited to any USDA Guarantee fees, appraisal fees,

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attorney fees, title insurance fees, any environmental inspection fees, filing fees and any other fees or expenses.
G.    Title Insurance. The Bank shall have received a satisfactory policy of mortgagee’s title insurance based upon an attorney’s opinion covering the Mortgaged Premises and issued for at least the face amount of the Note by companies approved by the Bank, insuring the Bank’s first mortgage lien and insuring that all funds advanced under the Note will be secured by the first lien of the Mortgage, subject only to such exceptions as are approved by the Bank. Such title insurance policy shall include such endorsements deemed reasonably necessary by Bank. Prior to issuance of such policy, the Bank shall have received a commitment for such policy, together with copies of all documents evidencing restrictive covenants, easements, encumbrances, and other exceptions of record covering the Mortgaged Premises. The title policy shall not include an exception based on mechanics’ and materialmen’s liens, any exception based on discrepancies, conflicts in boundary lines, shortage in area or other facts which would be disclosed by a proper survey, or any exception based on violations of restrictive covenants of record.
H.    Litigation Statement. The Bank shall have received a written statement from Borrowers as to (i) the sufficiency of any insurance currently in effect through which any pending litigation may be resolved or satisfied or (ii) which will indicate that any such pending litigation will not have a material adverse effect upon the Mortgaged Premises or on Borrowers’ ability to repay the Term Note.
I.Use Restrictions. The Bank shall have received satisfactory evidence that the use of the Mortgaged Premises will comply with all applicable zoning, use, building and requirements imposed by any governmental authority or private restriction.

J.     Inspection. The Bank shall have inspected the Collateral to its satisfaction.

K.    Financial Statements. The Bank shall have received current financial statements on Borrowers.
L.    Hazard Insurance. The Bank shall have received proof of Borrowers’ purchase of and the issuance by an insurer agreeable to Bank of hazard insurance on the Mortgaged Premises and the Collateral with bank named as loss payee in an amount at least equal to the amount of the Term Note or the replacement value of the Collateral, whichever is greater. Such hazard insurance shall insure against loss from fire, windstorm, lightning, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, builder's risk during construction and property damage.

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M.     Worker's Compensation Insurance. The Bank shall have received proof of Borrowers’ purchase of and the issuance by an insurer agreeable to Bank of Worker's Compensation Insurance in accordance with applicable state law.
N.    Appraisal. Bank shall have received, at Borrowers’ expense, a current FIRREA-conforming appraisal of the Mortgaged Premises in full compliance with the Bank’s lending policy and other requirements and supporting a fair market value of at least $12,500,000, excluding any value attributed to Borrowers’ business.
O.     Survey. The Bank shall have received, at Borrowers’ sole expense, a current survey of the entire tract of the Mortgaged Premises complying with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by the American Land Title Association ("ALTA") and the National Society of Professional Surveyors ("NSPS") in 2005, as amended or modified thereafter, accompanied by surveyor’s certificate and showing such state of facts as a detailed physical inspection of the Mortgaged Premises would reveal and prepared by a licensed/registered land surveyor acceptable to the Bank and the title insurer incorporating the complete and exact legal description of such Mortgaged Premises (including the courses and measured distances of the exterior property lines thereof, the total square foot are thereof, location of the Project and dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Mortgaged Premises, as applicable, and the location and number of parking spaces, as and if applicable, and showing all improvements, out boundaries and lot lines thereof, all building lines, setback lines and restrictions, adjoining roadways and streets, alleys and easements pertaining thereto (with appropriate notes concerning the dates and recording data of all instruments of record, if any, creating the same), the location of encroachments thereon or onto adjacent property and otherwise, flood hazard certificate and otherwise in form and substance satisfactory to Bank, its legal counsel and the title insurer, including, without limitation, the certificate.
P.     Authority/Organization. The Bank shall have received a certified copy of the certificate of Borrowers’ organizational documents filed with the Secretary of State for the state in which each Borrower is organized and the bylaws and limited liability company operating agreement (as applicable) for each Borrower, complete with all amendments thereto, and certified copies of all resolutions and other documents required to authorize the execution, delivery and performance of the Loan Documents by Borrowers, all in form and substance satisfactory to the Bank. The Bank shall also have received satisfactory written evidence that the Borrowers are duly organized, validly existing and in good standing under the laws of the state in which each is organized.
Q.    Environmental. At the request of Bank, Borrowers shall have obtained and furnished to the Bank a Phase II environmental report on the Mortgaged Premises, satisfactory in form, scope and substance to the Bank.
R.     USDA Guaranty Fee. Borrowers shall pay the USDA guaranty fee of $210,000.

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S.     Other Information. The Bank shall have received such other information as the Bank might reasonably require.
T.    Loan Note Guarantee. The issuance by the USDA of its Loan Note Guarantee in an amount equal to at least 70% of the face amount of the Term Note.
U.    Flood Certification. The Bank shall have received a completed flood hazard certificate on FEMA Form 81-93 evidencing that the Mortgaged Premises are not located in any flood plain or special flood hazard area, or (ii) alternatively, Borrowers shall furnish evidence satisfactory to the Bank that flood insurance is being issued by a reputable insurer concurrent with the Closing Date on the applicable portion of the Mortgaged Premises not certifiable under clause (i) above in scope and substance reasonably acceptable to the Bank and in compliance with mortgage loan flood plain banking rules and regulations applicable thereto and to the Bank.
V.    Closing Opinion. Legal counsel for Borrowers shall have delivered to the Bank a closing opinion letter covering customary legal matters concerning Borrowers and the Loan Documents in form, scope and substance reasonably acceptable to Bank.
W.    Tangible Equity. Borrowers must demonstrate to Bank’s satisfaction that, as of the Closing Date, they have at least 10% tangible balance sheet equity. Tangible balance sheet equity will be determined based upon Borrowers’ consolidated balance sheet prepared in accordance with Generally Accepted Accounting Principles (GAAP) and will not include subordinated debt, intangible assets, bargain purchase gains or appraisal surplus. Tangible balance sheet equity must be met in the form of either cash or tangible earning assets contributed to Borrowers’ business and reflected on Borrowers’ balance sheet.
Article V
AFFIRMATIVE COVENANTS
The Borrowers covenants and agrees with the Bank that from the date hereof and so long as this Loan Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Loan Agreement, unless the Bank shall otherwise consent in writing:
5.1    Statements and Reports. The Borrowers shall maintain a standard system of accounting and shall furnish to the Bank as soon as practicable, the following:
A.    Borrowers’ Annual Financial Statements. The Borrowers must obtain financial statements annually compiled by a certified public accountant, prepared in accordance with GAAP, and submit them to the Bank within 90 days of the business' fiscal year end. Financial statements will contain, at a minimum, a balance sheet and a profit and loss statement reflecting the financial condition of the Borrowers as of its year end or quarter end, as the case may be. Borrowers providing bank with copies of the timely online public filings with the Securities Exchange Commission (the “SEC”) by The Dixie Group, Inc. shall satisfy this requirement. TDG Operations, LLC does not produce separate financial statements as such are consolidated with The Dixie Group, Inc. The Bank is responsible for obtaining all required financial statements from the

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Borrowers, analyzing them, and providing copies of statements with a detailed written analysis to USDA Rural Development within 120 days.
B.    Borrowers’ Annual Income Tax Returns. The Borrowers shall, within 30 days of the due date or with thirty days of any extension thereof, provide Bank a copy of its annual income tax return in which TDG Operations, LLC is consolidated with The Dixie Group, Inc..
5.2    Intentionally Left Blank.
5.3    Financial Covenant Compliance Certificate. As soon as practicable after the end of each calendar year and in any event within ninety (90) days following the close of each calendar year, commencing as of March 31, 2021, for the calendar year ending December 31, 2020, the Borrowers shall deliver to Bank a certificate, in the form set forth in Exhibit C attached hereto, certifying that Borrowers are in compliance with all of the applicable Financial Covenants set forth in Sections 5.12 and 5.13.
5.4    Inspection/ Field Audits/Examinations. Borrowers will keep complete and accurate books and records with respect to its obligations to Bank and others and will permit employees and representatives of the Bank (including the independent contractors thereof), upon reasonable notice, to audit, inspect and examine the files and records of Borrowers during normal business hours to confirm compliance by the Borrowers with the provisions of this Loan Agreement. All such records shall be at all times kept and maintained at the principal offices of Borrowers. Bank agrees for itself, its employees, representatives and contractors to maintain the confidentiality of all information it may inspect or review under this Section and shall only utilize any such information for the limited purposes of monitoring compliance with the requirements of this Loan Agreement, evaluating the value of the collateral and monitoring the financial condition of Borrowers.
5.5    Maintenance of Legal Existence. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and affect its legal existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. The Borrowers will remain qualified to conduct business in the jurisdiction where the Mortgaged Premises are located.
5.6    Notice of Default. Immediately upon Borrowers becoming aware of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrowers will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrowers is taking and proposes to take with respect thereto.
5.7    Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of the Borrowers to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of the Borrowers, or (iii) result in monetary damages in excess of $5,000,000.00, the Borrowers will give

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the Bank a written notice specifying the nature thereof and what actions, if any, the Borrowers is taking and proposes to take with respect thereto.
5.8    Notice of Claimed Default. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of the Borrowers has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $1,000,000.00, the Borrowers will give the Bank a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrowers is taking and proposes to take with respect thereto.
5.9    Change of Management/Business Purpose. Within five (5) days after any change in senior officers, directors or management of the Borrowers, the Borrowers shall give written notice thereof to the Bank, together with a description of the reasons for the change and a reasonably detailed management succession plan for the Bank's review. This requirement may be satisfied with required SEC filings relative to such events that are provided to Bank by Borrower.
5.10    Requested Information. With reasonable promptness, the Borrowers will give the Bank such other data and information relating to the Borrowers as from time to time may be reasonably requested by the Bank.
5.11    Maintenance of Employee Benefit Plans. Borrowers will maintain each employee benefit plan as to which it may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.
5.12    Payment of Indebtedness. The Borrowers hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Note.
5.13    Debt-to-Net Worth Ratio. Borrowers shall maintain a Debt-to-Net Worth Ratio of not more than 9.1 to 1.0 and shall report thereon to Bank on an annual basis beginning with the year ended December 31, 2020. “Debt-to-Net Worth Ratio” shall be defined as the Borrowers’ combined total liabilities divided by Borrowers’ combined net worth as of the last day of each calendar year.
5.14    Debt Service Coverage Ratio. The Borrowers will maintain at all times a combined Debt Service Coverage Ratio of not less than 1.2 to 1.0, tested annually beginning December 31, 2021.
5.15    Permits, Authorizations and Approvals. Borrowers will obtain and maintain in effect all permits and licenses which are (i) necessary for it to own and/or operate its business and the Mortgaged Premises, (ii) material to its business, properties, operations or condition, financial or otherwise, and/or (iii) necessary for it to carry on its business as contemplated to be conducted. Borrowers will deliver a copy of such permits and licenses to the Bank upon request and/or a copy of each renewal, modification, supplement or amendment of any such permit. Borrowers will notify the Bank within thirty (30) days of any notice of, threat to or proceedings to revoke, suspend, withdraw, or adversely affect any permit required to be maintained hereby, and of any

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violation thereof or of any operation or activity which violates or is not allowed by any such permit.
5.16    Compliance With Other Laws. Borrowers shall comply with all applicable laws, rules, regulations, and all orders of any governmental authority applicable to it or any of its property, business operations or transactions, a breach of which could have a material adverse effect.
5.17    Insurance. Borrowers shall maintain insurance of types and in amounts on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts as are consistent in the industry and/or are consistent with the terms of any Loan Documents. All hazard insurance policies shall name the Borrowers and the Bank as loss payees, as their respective interest may appear, and shall contain a standard mortgage endorsement acceptable to the Bank. All liability insurance policies shall name as an additional insured the Bank. All providers of insurance and policies, including coverage, amounts, deductibles and exclusions, under this Section shall be subject to approval by Bank.
5.18    Title to Assets and Maintenance. Borrowers shall defend and maintain title to all its material properties and assets. Borrowers shall keep its assets, both real and personal, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements required by the Loan Documents.
Artivle VI
NEGATIVE COVENANTS
The Borrowers covenant and agree with the Bank that from the date hereof and so long as this Loan Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Loan Agreement, unless the Bank shall otherwise consent in writing:
6.1    Limitation on Liens. Borrowers will not create or suffer to exist any Lien upon any of the Collateral except (i) Liens in favor of the Bank securing the Indebtedness; (ii) Liens (including statutory tax liens to the extent not delinquent) arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services; and (iii) Liens expressly permitted to exist under the terms of any of the Security Instruments.
6.2    Disposition/Negative Pledge regarding Encumbrance of Collateral and Other Assets. Borrowers will not sell or encumber any of the Collateral without first obtaining the Bank's and USDA’s written consent thereto nor will Borrowers sell, lease, transfer, mortgage, pledge, grant a security interest in (including to entities related to the Borrowers) or in any manner encumber Borrowers’ other fixed assets, without first obtaining the Bank's written consent thereto.
6.3    Intentionally Left Blank.

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6.4    Limitation on Fixed Asset Purchases. Borrowers will not invest in additional fixed asset purchases in an annual aggregate of more than $5,000,000 without concurrence of the Bank. Borrowers will not lease, sell, transfer, or otherwise encumber fixed assets without the concurrence of the Bank.
6.5    Merger, Consolidation, Acquisition, etc. Borrowers will not merge or consolidate with or into any other Person, or permit any Person to merge into the Borrowers, or acquire all or substantially all of the assets or properties or capital stock of any other Person, or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets with the prior written consent of Bank; provided, however, Borrowers may enter into letters of intent pertaining to merger, consolidation or acquisition subject to obtaining the Bank’s written consent (which consent shall not be unreasonably withheld) thereto prior to consummation of the transactions contemplated by such letter(s) of intent.
6.6    Change of Control. Borrowers will not permit any Change of Control without the prior written consent of Bank.
6.7    Change of Fiscal Year. Borrowers will not change its fiscal year from its present 52/53 week fiscal year ending between December 15 and January 15.
6.8    Change of Business. The Borrowers will not engage in any business activity substantially different from or unrelated to present business activities and operations.
6.9    Certificate of Formation; Partnership Agreement and Assumed Names. Borrowers will not amend, alter, modify or restate their certificates of formation in any way which would: (i) change the name or adopt a trade name for the Borrowers; or (ii) in any manner adversely affect the Borrowers’ obligations or covenants to the Bank hereunder.
6.10    Other Agreements. Borrowers will not enter into or permit to exist any agreement which: (i) would cause an Event of Default or a Default hereunder; or (ii) contains any provision which would be violated or breached by the performance of Borrowers’ obligations hereunder or under any of the other Loan Documents.
6.11    Compensation of Officers and Directors. Compensation of officers and directors will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrowers. This amount shall be set annually by shareholder vote on Borrowers’ annual compensation plan.
6.12    Outside Loans and Investments. Except for the payment of taxes on stock grants in accordance with the Borrowers’ annual compensation plan and in compliance with SEC rules, any loans or investments to directors, officers, or affiliates require the prior written consent of the Bank. Loans to any Borrower from directors, officers or affiliates must be subordinated to the Indebtedness with no payments to be made unless the Term Note is current and in good standing.
6.13    Co-signing/Guaranteeing Obligations of Others. The Borrowers will refrain from co-signing or otherwise becoming liable for obligations or liabilities of others.

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6.14    Environmental Laws. The Borrowers will not cause any violation of applicable Environmental Laws, nor permit any tenant of any portion of the Mortgaged Premises to cause such a violation, nor permit any environmental lien to be placed on any portion of the Mortgaged Premises, while the Borrowers maintains control of the Mortgaged Premises. The Borrowers and its successors and assigns, agree to defend, indemnify and hold harmless the Bank and its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any and all claims, demands, judgments, settlements, damages, actions, causes of actions, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including, but not limited to, any cleanup costs, and all expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of Borrowers arising out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Polluting Substances; or the use, specifications, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater-containing chemicals. The Borrowers and its successors and assigns, shall bear, pay and discharge when and as the same becomes due and payable, any and all such judgments or claims for damages, penalties or otherwise against the Bank as described herein, shall hold the Bank harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth herein. It is agreed that if, and as often as, the Bank is required to become involved in any action or proceeding commenced by any governmental authority or any other Person with respect to storage, disposal or cleanup of any Polluting Substances on the Mortgaged Premises, the Borrowers shall pay to the Bank its reasonable attorney’s fees together with all court costs or other disbursements relating to the Mortgaged Premises, which sums shall be secured by the Collateral. The obligation defined in this paragraph applies to the Borrowers’ tenure of ownership related to the Mortgaged Premises.
6.15    Distributions/Dividends. Dividends and other distributions of earnings will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrowers. No dividend payments or other distributions of earnings will be made unless (i) Borrowers have earned an after-tax profit in the preceding fiscal year; (ii) the Borrowers are and will remain in compliance with the covenants and conditions of the Loan Agreement and the Conditional Commitment; and (iii) all Borrowers debts are paid to current status.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
To induce the Bank to enter into this Loan Agreement and in consideration thereof, the Borrowers incorporate by reference herein all of the representations and warranties set forth in Borrowers’ Certification of even date herewith and, further, represent, warrant and covenant as follows:

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7.1    Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrowers or any properties or rights of the Borrowers, which, if adversely determined, would result in a Material Adverse Effect on Borrowers. The Borrowers are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.
7.2    Conflicting Agreements and Other Matters. The Borrowers are not in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. The Borrowers is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. The Borrowers is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrowers to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrowers pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to any award of any arbitrator, or any agreement, instrument or Law to which the Borrowers is subject.
7.3    Financial Statements. The financial statements of Borrowers furnished to the Bank have been prepared in accordance with GAAP accounting principles, show all material liabilities, direct and contingent of a type reflected on such financial statements, and fairly present the financial condition of the Borrowers and the results of their operations for the periods then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrowers.
7.4    Purposes. The Borrowers is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Borrowers will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. Neither the Borrowers nor any agent acting on behalf thereof has taken or will take any action which might cause this Loan Agreement or the Note to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any Securities Laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.
7.5    Compliance with Applicable Laws. The Borrowers is in material compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable thereto and the

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businesses conducted thereby, the violation of which could or would have a Material Adverse Effect on Borrowers’ business condition, financial or otherwise.
7.6    Enforceability. Each Loan Document to which Borrowers are a party constitutes a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
7.7    No Legal Bar. The execution, delivery and performance of the Loan Documents, the Security Instruments and the borrowings hereunder will not violate any Requirement of Law or any Contractual Obligation of the Borrowers (except those as to which waivers or consents have been obtained and those which would not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues (except those created by the Loan Documents) pursuant to any Requirement of Law or Contractual Obligation. The Borrowers is not in default under or with respect to any of its Contractual Obligations in any respect that has had or would reasonably be expected to have a Material Adverse Effect.
7.8    Title to Collateral; Authority. Borrowers have full power, authority and legal right to own and operate the properties which it now owns and operates, including the properties it will acquire as part of this Agreement, and to carry on the lines of business in which it is now engaged, and has good and marketable title to the Collateral subject to no Lien of any kind except Liens permitted by this Agreement. Borrowers have full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents. Borrowers further represents to Bank that any and all after acquired interest in any one or more of the Collateral being concurrently or subsequently assigned of record to Borrowers are and shall be deemed encumbered by the Security Agreement in all respects.
7.9    Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to Bank by or on behalf of Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrowers that is not reflected in the financial statements provided to Bank which materially adversely affects its assets or in the future may materially adversely affect the business, property, assets or consolidated financial condition of Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to Bank by or on behalf of Borrowers prior to the date hereof in connection with the transactions contemplated hereby.
7.10    Due Organization/Good Standing. Borrowers are duly organized, validly existing, and in good standing as a corporation and limited liability company, respectively, under the laws of their respective states of formation.

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7.11    Authorization. Borrowers have the necessary capacity and authority to enter into this Agreement, the Term Note, and the Security Instruments and to perform and carry out the terms and provisions hereof. The authorized signatory of each of the Borrowers has the power and authority to execute singly and deliver this Agreement, the Term Note, the Security Instruments described or defined herein or contemplated hereby.
ARTICLE VIII
EVENTS OF DEFAULT
8.1    Events of Default. The following events shall constitute events of default (herein called "Events of Default"), whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise:
A.        The Borrowers shall fail to make any payment or mandatory payment of principal or interest upon the Note, or fail to pay any other Indebtedness within fifteen (15) days after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or
B.    Any representation or warranty of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made; or
C.    The Borrowers shall fail duly to observe, perform or comply with any covenant, agreement or term contained in this Loan Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank; or
D.    The Borrowers shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace or curative period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity and such default results in a Material Adverse Effect; or
E.    Any of the following: (i) any of the Borrowers shall make an assignment for the benefit of creditors, become insolvent or admit in writing its inability to pay its debts generally as they become due; or (ii) an order, judgment or decree is entered adjudicating any of the Borrowers bankrupt or insolvent; or (iii) any of the Borrowers shall petition or apply to any tribunal for the appointment of a trustee, receiver or liquidator of any of the Borrowers or of any substantial part of the assets of any of the Borrowers or shall commence any proceedings relating

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to any of the Borrowers under any bankruptcy, reorganization, compromise, arrangement, insolvency, dissolution, readjustment of debts, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, against any of the Borrowers and any of the Borrowers by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than ninety (90) days; or (v) any order, judgment or decree materially and adversely affecting any of the Borrowers or the Collateral shall be entered in any proceedings against Borrowers or the Collateral and such order, judgment or decree shall remain unstayed and in effect for more than sixty (60) days; or (vi) any final judgment on the merits for the payment of money in excess of $500,000.00, in the aggregate, not adequately covered by insurance shall be outstanding against any of the Borrowers, and such judgment shall remain unstayed and in effect and unpaid for more than sixty (60) days; or (vii) any of the Borrowers shall fail to make timely payment or deposit of any amount of tax required to be withheld by Borrowers and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, or any taxing jurisdiction in which Borrowers conduct business in respect to any and all wages and salaries paid to employees of Borrowers; or
F.    Any Reportable Event (as defined in ERISA and/or the Internal Revenue Code) in connection with any Plan described in Section 6.13 which Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Borrowers by Bank, or any such Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan and any such event causes a Material Adverse Effect on Borrowers;
G.    Any default or event of default occurs under any of the other Loan Documents, and such default or event of default shall not have been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank, or if such default cannot be cured within such 30-day period, Borrowers have not initiated such cure within the 30-day period and diligently pursued such cure to completion within 90 days following receipt of notice from the Bank, excepting default in any payment obligations; or
H.    Any failure by a Guarantor to comply with any terms, covenants or conditions of their Guaranty Agreement and/or such Guarantor’s failure to make any payment when due of any debt or obligation owed to Bank; or
I.    Substantial uninsured damage to or destruction of the Mortgaged Premises or any total or partial taking of any Improvements on the Mortgaged Premises such that it would constitute a material taking by rights of eminent domain without compensation in amounts satisfactory to the Bank; or

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J.    The death, dissolution or loss of legal existence or capacity of any of the Borrowers or any Guarantor; and
K.    A default (beyond and after expiration of applicable notice and cure periods) by any affiliate of Borrowers in the performance or observance of its obligations under its loan agreement, note or other loan documents with Bank.
8.2    Remedies. Upon the occurrence of any Event of Default, and without prejudice to any right or remedy of the Bank under this Loan Agreement or the Loan Documents or under applicable Law under any other instrument or document delivered in connection herewith, the Bank shall have the following rights:
A.    All the rights and remedies at law or equity as may be allowed by law, or pursuant to the provisions of this Agreement, including but not limited to, suit for specific performance of any or all of the covenants contained in this Agreement or in the Note; acceleration of the payment of principal of the Note; or suit at law or equity to enforce or enjoin the action or inaction of parties under the provisions of this Agreement.
B.    Declare the Note to be immediately due and payable whereupon the Note shall become forthwith due and payable without presentment, demand, protest or notice of any kind, and the Bank shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Note, this Agreement and any of the instruments executed pursuant to the terms hereof, or any one or all of them. Nothing contained herein shall limit the Bank's rights and remedies available under applicable laws.
C.    In the event the Bank shall elect to selectively and successively enforce its rights under any of the aforementioned Loan Documents, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the Note until such time as the Bank shall have been paid in full all of the Indebtedness. The foreclosure of any lien provided pursuant to this Agreement without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Bank might obtain as a result of such selective and successive foreclosure.
D.    No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Bank against, and shall have, and is hereby granted by the Borrowers, a lien upon and security interest in, all property of the Borrowers in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose. At any time after

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the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrowers to be made by auditors satisfactory to the Bank at the expense of the Borrowers. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents.
8.3    Deposits; Setoff. Regardless of the adequacy of any other collateral held by the Bank, any deposits or other sums credited by or due from the Bank to Borrowers shall at all times constitute collateral security for the Indebtedness, and may be set off against any Indebtedness in any manner the Bank shall choose and any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising to the Bank. The rights granted by this Section 8.3 shall be in addition to the rights of the Bank under any statutory banker's lien or the common law right of set-off.
8.4    Application of Payments. During the continuation of any Event of Default, all payments received by the Bank in respect of the Term Note, recoveries upon any portion of the Collateral, or otherwise, may be applied by the Bank to any liabilities, obligations or indebtedness of the Borrowers selected by the Bank in its sole and exclusive discretion.

ARTICLE IX MISCELLANEOUS
9.1    Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

If to the Borrowers, to:	The Dixie Group TDG Operations, LLC 475 Reed Rd. Dalton, GA 30722
If to the Bank, to:	AmeriState Bank P.O. Box 718 Atoka, Oklahoma 74525-0718

All notices, requests, consents and demands hereunder will be effective when mailed by certified mail, postage prepaid, addressed as aforesaid.
9.2    Governing Law and Jurisdiction. This Agreement and the Note shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

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9.3    No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Loan Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
9.4    Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Bank, at its banking offices at 131 S. Pennsylvania Ave., Atoka, Oklahoma 74525-2431, or at such other place as the Bank shall notify the Borrowers in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.
9.5    Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrowers.
9.6    Parties in Interest. All covenants, agreements and obligations contained in this Loan Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign its rights or obligations hereunder without the prior written consent of the Bank.
9.7    GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN SUCH LOAN DOCUMENT AND TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY BANK TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE THE BANK IS LOCATED.
A.    All actions or proceedings with respect to this Agreement, THE NOTE or the MORTGAGE, AT THE OPTION OF BANK, SHALL BE INSTITUTED IN EITHER THE DISTRICT COURT OF ATOKA COUNTY, OKLAHOMA, OR ANY JURISDICTION WHERE ANY COLLATERAL MAY BE LOCATED, and by execution and delivery of this Loan Agreement, the BORROWERS irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction (both subject matter and person) of such court, and (ii) waives (A) any objection that the BORROWERS may now or hereafter have to the laying of venue in any of such courts, and (B) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE BANK FROM

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OBTAINING JURISDICTION OVER THE BORROWERS IN ANY COURT OTHERWISE HAVING JURISDICTION.
B.    THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS OR ITS PROPERTIES IN ANY OTHER JURISDICTION.
9.8    Maximum Interest Rate. Regardless of any provision herein, the Bank shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Bank by applicable Law, and, in the event the Bank shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if the other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrowers.
9.9    NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
9.10    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Loan Agreement by signing such counterpart. Delivery of an executed counterpart of a signature page to this Loan Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Loan Agreement.
9.11    Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Loan Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Loan Agreement and the Security Instruments; that it has in fact read this Loan Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Loan Agreement; that it has been afforded the option to be represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Loan Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Loan Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Loan Agreement and the Security Instruments result in one party

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assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Loan Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."
9.12    Costs. The Borrowers agrees to pay to the Bank all filing fees and expenses incurred or accrued by the Bank in connection with the preparation, execution, delivery and filing of this Loan Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrowers further agrees that such foregoing fees and expenses shall be paid regardless of whether or not the transactions provided for in this Loan Agreement are eventually closed and whether or not any sums are advanced to the Borrowers by the Bank.
9.13    Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Loan Agreement shall not render unenforceable or invalid any other provision or provisions hereof.
9.14    Exceptions to Covenants. The Borrowers shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.
9.15    WAIVER OF JURY; CERTIFICATIONS. BORROWERS AND BANK FULLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR THE SECURITY INSTRUMENTS. BORROWERS AND BANK AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWERS (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, THE BANK OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (III) ACKNOWLEDGES THAT IT AND THE BANK HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

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9.16    USA PATRIOT Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrowers: When a Borrowers opens an account, the Bank will ask for the Borrowers’ name, residential address, tax identification number, and other information that will allow the Bank to identify the Borrowers, including the Borrowers’ date of birth if the Borrowers are an individual. The Bank may also ask, if the Borrowers are an individual, to see the Borrowers’ driver's license or other identifying documents, and, if the Borrowers is not an individual, to see the Borrowers’ legal organizational documents or other identifying documents. The Bank will verify and record the information the Bank obtains from the Borrowers pursuant to the USA PATRIOT Act, and will maintain and retain that record in accordance with the regulations promulgated under the USA PATRIOT Act.
9.17    Not a Reportable Transaction. The parties signatory hereto acknowledge and stipulate and the Borrowers represents to the Bank that the transactions contemplated by this Loan Agreement do not constitute a "Reportable Event" as that term is described and defined in regulations of the Treasury Department of the United States.
9.18    Indemnification. Borrowers agrees to indemnify and hold harmless the Bank and its respective officers, employees, agents, attorneys and representatives (singularly, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) (“Claim”) incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby unless such claim arises out of an Indemnified Party’s gross negligence or willful misconduct. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Bank hereunder and under the Term Note, provided that the Borrowers shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers’ expense, counsel of the Indemnified Parties’

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choosing and to control the defense of the Claim. The Borrowers may at their expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Bank as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim. It is not the intent of this Section to excuse any breach by the Bank of this Agreement.
9.19    Third-Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective assigns, any rights or remedies under or by reason of this Agreement, and no third party shall have any right to compel or effect any advance, disbursement, or other benefit described herein.
9.20    Selective Enforcement. In the event either party elects selectively and successively to enforce its rights under any one or more of the instruments securing payment of the Term Note, or the Loan Documents, such action will not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the Term Note until such time as the Bank shall have been paid in full all sums advanced by the Bank.
**********

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered effective as of the day and year first above written.

The Dixie Group, Inc.

By: ______________________________________
    Jon Faulkner
    Vice President

TDG Operations, LLC

By: ______________________________________
    Jon Faulkner
    Vice President and Manager

"Borrowers"

AmeriState Bank, a state banking corporation

By______________________________________
Joe Geisler, Vice President
    "Bank"

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EXHIBITS

            Exhibit A     -Mortgaged Premises (Escambia County -- Legal Description)

            Exhibit B    - Mortgaged Premises (Randolph County -- Legal Description)

            Exhibit C        -Compliance Certificate (Borrowers)